EXHIBIT 10.1

Allstate Life Insurance Company

Loan No. 123564

PROMISSORY NOTE

$37,300,000.00                                April 14, 2016

1.    Payment of Principal and Interest FOR VALUE RECEIVED, RRE CANTERWOOD HOLDINGS, LLC, a Delaware limited liability company (the "Maker"), hereby promises to pay to the order of ALLSTATE LIFE INSURANCE COMPANY, an Illinois insurance company, and any subsequent holder of this Note ("Holder" or "Holders") in the manner hereinafter provided, the principal amount of THIRTY-SEVEN MILLION THREE HUNDRED THOUSAND AND NO/100THS DOLLARS ($37,300,000.00) together with interest on the outstanding principal balance from the date of the initial disbursement (for purposes of this Note, "disbursement" means the date funds are wire transferred from Holder's account) of all or a part of the principal of this Note ("Disbursement Date") until maturity at the rate of three and eighty-nine hundredths percent (3.89%) per annum ("Contract Rate") as follows:

(a)    on the Disbursement Date, interest only, in advance, accruing from the Disbursement Date to the last day of April, 2016, both inclusive; and thereafter

(b)    interest only, in arrears, in consecutive equal installments of ONE HUNDRED TWENTY THOUSAND NINE HUNDRED FOURTEEN and 17/100ths DOLLARS ($120,914.17) on the first day of June, 2016 and on the first day of each month thereafter until May 1, 2019, both inclusive (the “I/O Period”); and thereafter
(c)    in arrears, on the first day of June, 2019 and on the first day of each month thereafter until this Note matures, principal and interest in consecutive equal installments of ONE HUNDRED SEVENTY-FIVE THOUSAND SEVEN HUNDRED EIGHTEEN and 62/100ths DOLLARS ($175,718.62), which amount is calculated using an amortization period of three hundred sixty (360) months (the payments described in subsections (a), (b) and (c) of this Section 1 shall each hereinafter be referred to as "Monthly Payment"); and
(d)    on May 1, 2023 (the "Maturity Date"), the entire unpaid principal amount and any interest accrued but remaining unpaid and all other sums due under this Note.

Except for the interest payable under paragraph (a) above, interest shall be payable in arrears and calculated on the basis of a 360 day year containing twelve 30 day months. All such payments on account of the indebtedness evidenced by this Note shall be first applied to interest accrued on the unpaid principal amount and the remainder toward reduction of the unpaid principal amount.

2.    Payment Information All payments required to be made hereunder shall be made during regular business hours to Holder at its office, c/o Allstate Investments, LLC, Commercial Mortgage Division, Allstate Plaza South, Suite G5C, 3075 Sanders Road, Northbrook, Illinois 60062, Attention: Servicing Manager, with sufficient information to identify the source and application of such payment to Holder's Loan No. 123564, or at such other place as Holder may from time to time designate in writing. All payments shall be made in currency of United States of America without presentment or surrender of this Note. Payments to Holder shall be made by transferring immediately available federal funds by bank wire or interbank transfer for the account of Holder. Any payment of principal or interest received after 1:00 p.m., Chicago time, shall be deemed to have been received by Holder on the next business day and shall bear interest accordingly. If and so long as Holder directs Maker to make payments to a servicing agent, then payments may be made by check. Payments made by check will not be deemed made until good funds for such check are received by Holder or the servicing agent.

3.    Security For Note The payment of the Note and all other sums due Holder is secured by a Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement, and Fixture Filing ("Deed of Trust"), of even date herewith, granted by Maker to the Public Trustee of Boulder County, Colorado, as trustee, for the benefit of Holder, covering certain real property, the improvements thereon and certain personal property situated in the County of Boulder, State of Colorado and described in the Deed of Trust ("Property"), and those certain instruments of indebtedness and security described as "Related Agreements" in the Deed of Trust. Except as otherwise defined herein, all of the defined terms contained in the Deed of Trust and the Related Agreements are hereby incorporated herein by express reference.

4.    Late Charges If any Monthly Payment required under the Note is not paid in full on or before the fourth day after such payment is due, Maker acknowledges that the Holder will incur extra expenses for the handling of the delinquent payment and servicing the indebtedness evidenced hereby, and that the exact amount of these extra expenses is extremely difficult and impractical to ascertain, but that a charge of five percent (5%) of the amount of the delinquent payment ("Late Charge") would be a fair approximation of the expense so incurred by Holder. If applicable law requires a lesser charge, however, then the maximum charge permitted by such law may be charged by Holder for said purpose. Therefore, Maker shall, in such event, without further notice, and without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder or under the Deed of Trust, the Related Agreements or any other instrument executed for purposes of further securing payment of the obligations evidenced by this Note, or to declare an Event of Default as defined below, pay to Holder immediately upon demand the Late Charge to compensate Holder for expenses incurred in handling delinquent payments.

5.    Interest Payable Upon Default If there occurs an Event of Default, under the Note or the Deed of Trust or under any Related Agreement, then the unpaid principal amount of the Note, and all accrued and unpaid interest thereon shall bear interest at the Contract Rate plus five percent (5%) per annum compounded monthly ("Default Rate") from the date of expiration of any applicable cure or grace period until such time, if any, as the Event of Default is cured and the Deed of Trust and the Note are reinstated as permitted by applicable law, or otherwise until such time as the unpaid principal amount of the Note and all other indebtedness evidenced by the Note are fully repaid, whichever is earlier.

6.    Events of Default An "Event of Default" shall exist under this Note:

(a)    in the event Maker shall fail to make any payment due under the Note, other than the final payment and Prepayment Premium (as defined herein), on or before the fourth day after such payment is due;

(b)    in the event Maker shall fail to make the final payment or the Prepayment Premium when such payment is due; or

(c)    [intentionally omitted]; or

(d)    if there shall exist an Event of Default under the Deed of Trust or any of the Related Agreements.

7.    Additional Payments The additional payments called for under Paragraphs 4 and 5 shall be in addition to, and shall in no way limit, any other rights and remedies provided for in the Note, the Deed of Trust, any Related Agreements, or otherwise provided by law.

8.    Payment of Taxes and Expenses

(a)    Maker further promises to pay to Holder, immediately upon written notice from Holder: (i) all recordation, transfer, stamp, documentary or other fees or taxes levied on Holder (exclusive of Holder's income taxes) by reason of the making or recording of this Note, the Deed of Trust or any of the Related Agreements, and (ii) all intangible property taxes levied upon any Holder of this Note or mortgagee under the Deed of Trust or secured party under the Related Agreements.

(b)    Maker further promises to pay to Holder, immediately upon written notice from Holder, all actual costs, expenses, disbursements, escrow fees, title charges and reasonable legal fees and expenses incurred by Holder and its counsel in connection with: (i) the collection, attempted collection, or negotiation and documentation of any settlement or workout of any payment due hereunder, and (ii) any suit or proceeding whatsoever in regard to this Note or the protection or enforcement of the lien of any instrument securing this Note, including, without limitation, in any bankruptcy proceeding or judicial or non-judicial foreclosure proceeding. It is the intent of the parties that Maker pay all expenses and reasonable attorneys' fees incurred by Holder as a result of Holder's entering into the loan transaction evidenced by this Note.

9.    Prepayment (a) Maker is prohibited from prepaying this Note until May 1, 2018 (the "No-Prepayment Period"). Subsequent to the No-Prepayment Period until May 1, 2019, at any time with at least thirty (30) days prior written notice to Holder, specifying the date of prepayment, Maker will have the privilege of prepaying the outstanding principal amount together with any accrued but unpaid interest, any other sums secured by the Deed of Trust and the Related Agreements, and a prepayment premium ("Prepayment Premium") equal to the greater of:

(a)one percent (1%) of the principal amount prepaid, or

(b)the yield maintenance payment calculated as follows:

If the Prevailing Interest Rate is less than the Contract Rate, the yield maintenance payment shall be the remainder of (x) minus (y) where "(x)" is the present value of all unpaid installments of principal and interest due under this Note from the date of prepayment to and including the original maturity date of this Note, discounted at the Prevailing Interest Rate, and "(y)" is the outstanding principal balance of this Note as of the prepayment date. The term "Prevailing Interest Rate" as used herein shall mean the yield to maturity on a United States Treasury Bond or Treasury Note, without call options, selected by Holder having a maturity date as near as possible to the original maturity date of this Note and an "ask" price, as close as possible to par as published two weeks prior to the specified date of prepayment in The Wall Street Journal (including WSJ.com or other similar on-line versions thereof) or in another similar publication of comparable reliability and institutional acceptance or available from the Federal Reserve Bank of New York (“Current Yield”), less the Basis Point Adjustment as computed in accordance with Exhibit A attached hereto to convert the monthly payments to a semi-annual equivalent.

Subsequent to May 1, 2019 until May 1, 2022, at any time with at least thirty (30) days prior written notice to Holder, specifying the date of prepayment, Maker shall have the privilege of prepaying the outstanding principal amount together with any accrued but unpaid interest, any other sums secured by the Deed of Trust and the Related Agreements a Prepayment Premium equal to one percent (1%) of the principal amount prepaid. No Prepayment Premium shall be due on the principal balance prepaid within the twelve (12) month period prior to the original Maturity Date of this Note.

(c)    Written notice of Maker's election to make a prepayment in full of this Note shall be given in the manner provided for notices under the Deed of Trust. Partial prepayment of the outstanding principal amount of this Note shall not be permitted except in accordance with the terms of the Deed of Trust. In the event of such a permitted partial prepayment, if any, the Prepayment Premium calculated in this Paragraph 9 shall be due, such Prepayment Premium shall be prorated based on the amount of the partial prepayment relative to the then current outstanding principal balance of this Note.

(d)    Maker acknowledges that Holder:

(i)	has advanced the amounts evidenced by this Note with the expectation that such amounts would be outstanding for a period at least equal to the No-Prepayment Period;

(ii)	would not have been willing to advance such amounts on these terms for a shorter period of time;

(iii)	in making the Loan evidenced by this Note, is relying on Maker's creditworthiness and its agreement to pay in strict accordance with the terms set forth in the Note; and

(iv)
would not make the Loan without full and complete assurance by Maker of its agreement not to prepay all or a part of the principal of this Note except as expressly permitted herein and in the Deed of Trust. Maker has been advised and acknowledges that Holder is relying on the receipt of payments under this Note to, among other things, match and support its obligations under contracts entered into by Holder with third parties and that in the event of a prepayment, Holder could suffer loss and additional expenses which are extremely difficult and impractical to ascertain. Accordingly, it is the express intent of Maker and Holder that (A) Maker shall have no right to prepay this Note during the No-Prepayment Period, (B) any prepayment of this Note during the No-Prepayment Period shall only occur in the event Holder accelerates payment under this Note or as otherwise permitted by or required under the Deed of Trust, (C) any prepayment described in the foregoing clause (D) shall (unless otherwise expressly permitted in the Deed of Trust) require the payment of a Prepayment Premium calculated as provided for hereinabove; and (E) to the extent permitted by applicable law, Maker has waived, and hereby waives, any right to prepay this Note except as expressly provided in the Deed of Trust or this Note. In the event, notwithstanding the foregoing express intent of Maker and Holder and the express waiver by Maker of any right to prepay this Note, that the applicable law of the jurisdiction in which the Property is located permits the Maker to prepay this Note during the No-Prepayment Period, then the Prepayment Premium described in clause (C) above shall be paid to Holder as a condition to any such prepayment.

(e)    Maker expressly acknowledges that, pursuant to the provisions of this Note and except as otherwise provided in this Note or the Deed of Trust, Maker has no right to prepay this Note in whole or in part. In the event any prepayment is required or expressly permitted, Maker shall be liable for the payment of the Prepayment Premium unless expressly stated otherwise herein or in the Deed of Trust. Furthermore, Maker waives any rights it may have under any applicable state laws as they relate to any prepayment restrictions contained in this Paragraph 9 or otherwise contained in this Note and expressly acknowledges that Holder has made the Loan in reliance upon such agreements and waiver of Maker and that Holder would not have made the Loan without such agreements and waiver of Maker. Maker acknowledges that specific weight has been given to the consideration given for such agreements, which consideration is the granting of the Loan.

10.    Evasion of Prepayment Premium Maker acknowledges that in the event of an acceleration of payment of this Note following an Event of Default by Maker, a tender of payment of an amount necessary to satisfy the entire indebtedness evidenced hereby, but not including the Prepayment Premium, made at any time by Maker, its successors or assigns or by anyone on behalf of Maker, shall be presumed to be and conclusively deemed to constitute a deliberate evasion of the prepayment provisions hereof and shall constitute a prepayment hereunder and shall therefore be subject to the Prepayment Premium as calculated in accordance with this Note with the date of prepayment being deemed the date of occurrence of the foreclosure sale or the tender of payment of the amount necessary to pay the entire indebtedness evidenced hereby in full, including the Prepayment Premium.

11.    Maker's Covenants Maker agrees that:

(a)    this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the state or commonwealth in which the Property is located;

(b)    the obligation evidenced by this Note is an exempted transaction under the Truth-in-Lending Act, 15 U.S.C. §1601, et seq.(1982);

(c)    said obligation constitutes a business loan for the purpose of the application of any laws that distinguish between consumer loans and business loans and that have as their purpose the protection of consumers in the state or commonwealth in which the Property is located;

(d)    at the option of the Holder, the United States District Court for the district in which the Property is located and any court of competent jurisdiction of the state or commonwealth in which the Property is located shall have jurisdiction in any action, suit or other proceeding arising out of or relating to any act taken or omitted hereunder or the enforcement of this Note, the Deed of Trust and the Related Agreements and Maker shall not assert in any such action, suit or other proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or other proceeding is brought in an inconvenient forum or that the venue of the action, suit or other proceeding is improper;

(e)    it hereby waives any objections to venue; and

(f)    it hereby waives its right to a trial by jury.

12.    Severability The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or any portion of any provision contained in this Note is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of the Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and the rights, obligations and interests of Maker and Holder under the remainder of this Note shall continue in full force and effect.

13.    Usury Laws It is the intention of Maker and Holder to conform strictly to the usury laws now or hereafter in force in the state or commonwealth in which the Property is located, and any interest payable under this Note, the Deed of Trust, or any Related Agreement shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under the usury laws of the state or commonwealth in which the Property is located as now or hereafter construed by the courts having jurisdiction over such matters. In the event such interest (whether designated as interest, service charges, points, or otherwise) does exceed the maximum legal rate, it shall be

(a)    canceled automatically to the extent that such interest exceeds the maximum legal rate;

(b)    if already paid, at the option of the Holder, either be rebated to Maker or credited on the principal amount of the Note; or

(c)    if the Note has been prepaid in full, then such excess shall be rebated to Maker.

14.    Acceleration Upon the occurrence of an Event of Default, Holder shall have the right, without demand or notice, to declare the entire principal amount of the Note and/or any Future Advance (as defined in the Deed of Trust) then outstanding, all accrued and unpaid interest thereon and all other sums payable under the Note, which shall include the Prepayment Premium (calculated as provided for in Paragraph 9 hereinabove), the Deed of Trust or any note evidencing any Future Advance, to be immediately due and payable and, notwithstanding the stated maturity in the Note or any note evidencing any Future Advance, all such sums declared due and payable shall thereupon become immediately due and payable. During the existence of such Event of Default, Holder may apply payments received on any amounts due under the Note, the Deed of Trust, any Related Agreement or any note evidencing any Future Advance as Holder may determine in its sole discretion.

15.    Waivers by Maker As to this Note, the Deed of Trust, the Related Agreements and any other instruments securing the indebtedness, Maker and all guarantors, sureties and endorsers, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive diligence, valuation and appraisement, presentment for payment, protest and demand, notice of protest, demand and dishonor and diligence in collection and nonpayment of this Note and, to the extent permitted by law, all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note (except notice of default specifically provided for in the Deed of Trust and the Related Agreements). To the extent permitted by law, Maker further waives all benefit that might accrue to Maker by virtue of any present or future laws exempting the Property, or any other property, real or personal, or the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note or in any action to foreclose the Deed of Trust, injunction against sale pursuant to power of sale, exemption from civil process or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue of this Note, or any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Holder.

16.    Maker Not Released No delay or omission of Holder to exercise any of its rights and remedies under the Note, the Deed of Trust or any Related Agreements at any time following the happening of an Event of Default shall constitute a waiver of the right of Holder to exercise such rights and remedies at a later time by reason of such Event of Default or by reason of any subsequently occurring Event of Default. The acceptance by Holder of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Holder’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment. This Note, or any payment hereunder, may be extended from time to time by agreement in writing between Maker and Holder without in any other way affecting the liability and obligations of Maker and endorsers, if any.

17.    Nonrecourse Except as otherwise set forth in this section, Holder's recourse under the Note, the Deed of Trust and the Related Agreements shall be limited to and satisfied from the Property and the proceeds thereof, the rents and all other income arising therefrom, the other assets of Maker arising out of the Property which are given as collateral for the Loan, and any other collateral given in writing to Holder as security for repayment of the Loan (all of the foregoing are collectively referred to as the ("Loan Collateral"). Notwithstanding the preceding sentence:

(a)    Holder may, in accordance with the terms of the Note, the Deed of Trust or any Related Agreement: (i) foreclose the lien and security title of the Deed of Trust, (ii) take appropriate action to enforce this Note, the Deed of Trust and any Related Agreements to realize upon and/or protect the Loan Collateral, (iii) name Maker as a party defendant in any action brought under this Note, the Deed of Trust or any Related Agreement so long as the exercise of any remedy is limited to the Loan Collateral, (iv) pursue all of its rights and remedies against any guarantor including any guarantor of the Loan or any surety or master tenant, whether or not such guarantor or surety or master tenant is a partner, member or other owner of Maker, and (v) pursue all of its rights and remedies against Maker and the indemnitors under that certain Environmental Indemnity Agreement of even date herewith;

(b)    Holder may seek damages or other monetary relief to the extent of actual monetary loss, or any other remedy at law or in equity (provided that the monetary relief shall remain limited to Holder’s actual monetary losses, including Holder’s costs and expenses in pursuing equitable remedies as set forth in the Deed of Trust, for example, quiet title actions, injunctive relief to prevent waste, and defense of claims alleging invalidity of title or enforceability of the Loan Documents) against Maker and the indemnitors/guarantors (the "Nonrecourse Exception Guarantor(s)") under that certain Nonrecourse Exception Indemnity and Guaranty Agreement of even date herewith (the “Nonrecourse Exception Indemnity Agreement”) by reason of or in connection with: (i) the failure of Maker to pay to Holder, upon demand, all rents, issues and profits of the Property to which Holder is entitled pursuant to this Note, the Deed of Trust or the Related Agreements following an Event of Default, (ii) any waste of the Property or any willful act or omission by Maker which damages or materially reduces the value of the Property, (iii) the failure to apply all rents, issues and profits from the Property to the payment of operating expenses, real estate taxes, insurance, lender-required capital repair items, property management fees and the payment of sums due and owing under this Note, the Deed of Trust or the Related Agreements prior to any other expenditure or distribution by Maker, (iv) the failure to account for and to turn over security deposits (and interest required by law or agreement to be paid thereon) or prepaid rents or lease termination payments following the occurrence of an Event of Default under this Note, the Deed of Trust or any Related Agreements that has not been cured in the applicable cure period, (v) the failure to timely pay real estate taxes or any regular or special assessments affecting the Property, except to the extent sufficient funds are in the real estate tax escrow to pay taxes in full when due, (vi) the failure to account for and to turn over real estate tax accruals, if any, following the occurrence of a default under this Note, the Deed of Trust or any Related Agreements, (vii) the failure to maintain casualty and liability insurance as required under the Deed of Trust or the Related Agreements or to apply insurance proceeds or condemnation awards relating to the Property or other Loan Collateral in the manner required under applicable provisions of this Note, the Deed of Trust or any Related Agreements, (viii) any modification, termination or cancellation of any lease of all or any portion of the Property without Holder's prior written consent, if and to the extent such consent is required under the Deed of Trust or the Related Agreements and if and to the extent such modification, termination or cancellation has a material adverse effect on the value of the Property, (ix) an uncured default by Maker under any Lease of all or any portion of the Property, or (x) failure to pay costs and expenses, including, without limitation, attorney’s fees and transfer taxes, incurred by Holder in connection with the enforcement of this Note, the Deed of Trust or the Related Agreements or a deed-in-lieu of foreclosure; and

(c)    Maker and the Nonrecourse Exception Guarantor(s) shall be personally liable for payment of the entire indebtedness evidenced by this Note and the costs of performing all other obligations of Maker under this Note, the Deed of Trust and the Related Agreements (“Full Recourse Obligations”) only in the event that one of the following occurs: (i) fraud or willful misrepresentation of a material fact made by Maker or the Nonrecourse Exception Guarantor(s) in connection with this Note, the Deed of Trust or the Related Agreements or any request for any action or consent by Holder under the Loan Documents, (ii) a Transfer of any interest in the Maker or all or any portion of the Property or any interest therein in violation of the terms of this Note, the Deed of Trust or the Related Agreements, (iii) the incurrence by Maker of any indebtedness in violation of the terms of the Deed of Trust or any Related Agreement (whether secured or unsecured, direct or contingent), other than unsecured debt or routine trade payables incurred in the ordinary course of business in connection with the operation of the Property, (iv) any attempt by Maker to delay or enjoin the enforcement of any remedies provided to Lender under the Deed of Trust or any Related Agreement, raise defenses or counterclaims in connection with any such enforcement action, or otherwise object to any actions taken by Holder to exercise any remedies under this Note, the Deed of Trust or any Related Agreement, (v) if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law or any similar federal or state law, shall be filed by, consented to, or acquiesced in by Maker or any Nonrecourse Exception Guarantor(s), or (vi) any action is taken by Maker, any general partner of Maker, or any Nonrecourse Exception Guarantor(s) to oppose any motion by Holder for relief from the automatic stay in connection with any bankruptcy, reorganization or arrangement filed by, consented to, or acquiesced by Maker.

In addition, Maker and the Nonrecourse Exception Guarantor(s) shall be responsible for any costs and expenses incurred by Holder in connection with the collection of any amounts for which Maker and the Nonrecourse Exception Guarantor(s) are personally liable under this section, including reasonable attorneys' fees and expenses, court costs, filing fees, and all other costs and expenses incurred in connection therewith.

18.    Successors and Assigns The provisions of this Note shall be binding upon Maker and its legal representatives, successors and assigns and shall inure to the benefit of any Holder and its successors and assigns. In the event Maker is composed of more than one party, obligations arising from this Note are and shall be joint and several as to each such party.

19.    Remedies Cumulative The remedies of Holder as provided in this Note, or in the Deed of Trust or the Related Agreements, and the warranties contained herein or therein shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Holder, may be exercised as often as occasion for their exercise shall occur and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of such right or remedy. No remedy under this Note, conferred upon or reserved to Holder is intended to be exclusive of any other remedy provided in this Note, the Deed of Trust or the Related Agreements or provided by law, but each shall be cumulative and shall be in addition to every other remedy given under the Deed of Trust or any of the Related Agreements or hereunder or now or hereafter existing at law or in equity or by statute.

20.    Notices All notices, written confirmation of wire transfers and all other communications with respect to this Note shall be directed as follows:

If to Holder:
Allstate Life Insurance Company
c/o Allstate Investments, LLC
Allstate Plaza South, Suite G5C
3075 Sanders Road
Northbrook, Illinois 60062
Attention: Commercial Mortgage Loan Servicing Manager

With a copy to:
Allstate Investments, LLC
Allstate Plaza South, Suite G5A
3075 Sanders Road
Northbrook, Illinois 60062
Attention: Investment Law Division
If to Maker:

RRE Canterwood Holdings, LLC
c/o Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103
Attention: Shelle Weisbaum, General Counsel
With a copy to:

Ledgewood
Two Commerce Square
2001 Market Street, Suite 3400
Philadelphia, Pennsylvania 19103
Attention: Stacy C. Bedwick, Esq.

Resource Real Estate Opportunity REIT II, Inc.
c/o Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103
Attention: Shelle Weisbaum, General Counsel

or at such other place as Holder or Maker may from time to time designate in writing. All notices shall be in writing and shall be (a) hand-delivered, (b) sent by United States express mail or by private overnight courier, or (c) served by certified mail postage prepaid, return receipt requested, to the appropriate address set forth above. Notices served as provided in (a) and (b) shall be deemed to be effective upon delivery. Any notice served by certified mail shall be deposited in the United States mail with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three business days after the date of mailing, whichever is earlier in time.

21.    No Oral Modification This Note may not be modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification or discharge is sought.

22.    Time Time is of the essence with regard to the performance of the obligations of Maker in this Note and each and every term, covenant and condition herein by or applicable to Maker.

23.    Captions The captions and headings of the paragraphs of this Note are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

24.    Transfer of Note Holder may, at any time without notice: (i) sell, transfer or assign this Note, the Deed of Trust and the Related Agreements, and any or all servicing rights with respect to this Note, or (ii) grant participations in this Note or (iii) issue mortgage pass-through certificates or other securities (“Securitizations”) evidencing a beneficial interest in this Note. In connection with any such sale, transfer, or assignment, Holder shall have the right from time to time to sever this Note (and any other note(s) evidencing this Loan) into one or more separate promissory notes in such denominations as Holder determines in its sole discretion, which promissory notes may be included in separate sales or Securitizations undertaken by Holder. In conjunction with any such action, Holder may redefine the Contract Rate and amortization schedule; provided, however, (a) if Holder redefines the Contract Rate, the initial weighted average of the interest rates contained in the severed promissory notes taken in the aggregate shall equal the Contract Rate, and (b) if Holder redefines the amortization schedule, the amortization of the severed promissory notes taken in the aggregate shall require no more amortization to be paid under such severed notes as was required under this Note, initially executed and delivered by Maker. Subject to the foregoing, each severed promissory note, and the Loan evidenced thereby, shall be upon all of the terms and provisions contained in this Note, the Deed of Trust and the Related Agreements, and Maker shall cooperate with all reasonable requests of Holder to accomplish the foregoing, including, without limitation, execution and prompt delivery to Holder of a severance agreement and such other documents as Holder shall reasonably require. Maker hereby appoints Holder its attorney-in-fact with full power of substitution (which shall be deemed coupled with an interest and irrevocable until the Loan is paid in full and the Deed of Trust is discharged of record) to make and execute all documents necessary or desirable to effect the aforesaid severance; provided, however, Holder shall not make or execute any such documents under such power until five days after written notice has been given to Maker by Holder of Holder’s intent to exercise its rights under such power. Maker’s failure to deliver any of the documents requested by Holder hereunder within such five day period after such notice by Holder shall, at Holder’s option, constitute an Event of Default hereunder if Holder cannot make or execute such documents pursuant to the power of attorney granted herein. Holder may forward to any prospective purchaser or any rating agency all documents and information Holder now has or may acquire, as Holder determines necessary or desirable, including, without limitation, financial information regarding Maker, its general partners, shareholders, members or other principals.

25.    Replacement Note Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Maker or, in the case of any such mutilation, upon surrender and cancellation of this Note, Maker will execute and deliver to Holder in lieu thereof, a replacement note dated as of the date of this Note, identical in form and substance to this Note and upon such execution and delivery all references in the Deed of Trust to this Note shall be deemed to refer to such replacement note.

IN WITNESS WHEREOF, Maker has caused this Promissory Note to be duly executed under seal on the date first above written.

WITNESS:                    MAKER:

RRE CANTERWOOD HOLDINGS, LLC,
a Delaware limited liability company

/s/ Aldie Jennings Loubier            By: /s/     Alan F. Feldman
Name:    Alan F. Feldman
Title:    Chief Executive Officer

EXHIBIT A

BASIS POINT ADJUSTMENT TABLE

Current Yield	Basis Point Adjustment	Current Yield	Basis Point Adjustment

0 - 1.55             .0
1.56 - 2.69             .01
2.70 - 3.48             .02
3.49 - 4.12             .03
4.13 - 4.68             .04
4.69 - 5.17             .05
5.18 - 5.63             .06
5.64 - 6.05             .07
6.06 - 6.44             .08
6.45 - 6.82             .09
6.83 - 7.17             .10
7.18 - 7.51             .11
7.52 - 7.83             .12
7.84 - 8.14             .13
8.15 - 8.44             .14
8.45 - 8.73             .15
8.74 - 9.02             .16
9.03 - 9.29             .17
9.30 - 9.55             .18
9.56 - 9.81             .19
9.82 - 10.07             .20
10.08 - 10.31             .21
10.32 - 10.55             .22
10.56 - 10.79             .23
10.80 - 11.02             .24
11.03 - 11.25             .25
11.26 - 11.47             .26
11.48 - 11.69             .27
11.70 - 11.90             .28
11.91 - 12.11             .29
12.12 - 12.32             .30
12.33 - 12.52             .31
12.53 - 12.72             .32
12.73 - 12.92             .33
12.93 - 13.12             .34
13.13 - 13.31             .35
13.32 - 13.50             .36
13.51 - 13.69             .37
13.70 - 13.87             .38
13.88 - 14.06             .39
14.07 - 14.24             .40
14.25 - 14.41             .41
    14.42 - 14.59            .42
    14.60 - 14.77            .43
    14.78 - 14.94            .44
    14.95 - 15.11            .45
    15.12 - 15.28            .46
    15.29 - 15.44            .47
    15.45 - 15.61            .48
    15.62 - 15.77            .49
    15.78 - 15.94            .50
    15.95 - 16.10            .51
    16.11 - 16.26            .52
    16.27 - 16.41            .53
    16.42 - 16.57            .54
    16.58 - 16.73            .55
    16.74 - 16.88            .56
    16.89 - 17.03            .57
    17.04 - 17.18            .58
    17.19 - 17.33            .59
    17.34 - 17.48            .60
    17.49 - 17.63            .61
    17.64 - 17.78            .62
    17.79 - 17.92            .63
    17.93 - 18.07            .64
    18.08 - 18.21            .65
    18.22 - 18.35            .66
    18.36 - 18.49            .67
    18.50 - 18.63            .68
    18.64 - 18.77            .69
    18.78 - 18.91            .70
    18.92 - 19.05            .71
    19.06 - 19.18            .72
    19.19 - 19.32            .73
    19.33 - 19.45            .74
    19.46 - 19.59            .75
    19.60 - 19.72            .76
    19.73 - 19.85            .77
    19.86 - 19.99            .78
    20.00 - 20.12            .79

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DMWEST #13964616 v3